EXHIBIT 99.1

PRESS RELEASE

Date:	June 27, 2008

From:	MutualFirst Financial, Inc.

For Publication:	Immediate

Contact:	David W. Heeter (765) 747-2880

MutualFirst Financial Announces Regulatory Approval of Plan to Acquire MFB Corp.

Muncie, Indiana - June 27, 2008 - David Heeter, President and Chief Executive Officer of MutualFirst Financial, Inc. (NASDAQ: MFSF), announced today that MutualFirst Financial had received approval from the Office of Thrift Supervision to merge MFB Corp. (NASDAQ: MFBC) with MutualFirst Financial. The merger is subject to a 15 calendar-day waiting period.

As previously announced, the requisite stockholder approvals were received by both companies on June 11, 2008. The deadline for merger consideration elections is July 11, 2008. Materials regarding merger consideration elections were mailed to MFB stockholders beginning on or about June 6, 2008. With the stockholders' and regulatory approvals in hand, the acquisition is expected to close in mid-July 2008.

"We are excited about the opportunities this partnership provides," said Mr. Heeter. "This merger enhances our franchise in the state of Indiana by expanding geographically, increasing the products and services we offer, and brings us talented bankers."

Charles J. Viater, President and CEO of MFB Corp. stated, "The merger will allow us the opportunity to be a force in the state by serving a larger market area, with larger lending limits and leveraging our Trust and Wealth Management operations."

MFB Financial, headquartered in Mishawaka, IN, is a diversified financial institution, currently operating fourteen offices in Saint Joseph, Elkhart and Hamilton counties in Indiana and a Loan Origination office in New Buffalo, Michigan. With $510 million in assets, the institution offers a broad range of retail and commercial financial products and services, and manages over $400 million in wealth management assets.

The two organizations will form a financial institution of nearly $1.5 billion in assets serving customers through thirty-two banking offices in eight counties in Indiana. With aggregate deposits of more than $1.0 billion, the combined institution's market share will rank among the top twenty financial institutions conducting business in the state of Indiana, with combined stockholders' equity exceeding $131 million and a market capitalization nearing $100 million.

MutualFirst Financial, Inc. is the holding company for Mutual Federal Savings Bank. The Bank was chartered in 1889, and offers financial services through the Internet and a network of twenty-two banking offices located in Delaware, Elkhart, Grant, Kosciusko, Randolph and Wabash Counties in Northeastern Indiana.

Forward-Looking Statements:
Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by MutualFirst Financial, Inc. ("MutualFirst") with the Securities and Exchange Commission from time to time.

Additional Information:
MutualFirst has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC"), which was declared effective by the SEC, in connection with the proposed merger of MFB Corp. ("MFB") with and into MutualFirst Acquisition Corp., a wholly owned subsidiary of MutualFirst. The registration statement includes a joint proxy statement of MutualFirst and MFB that also constitutes a prospectus of MutualFirst (the "joint proxy statement/prospectus"), which has been sent to the stockholders of MutualFirst and MFB. Stockholders are advised to read the joint proxy statement/prospectus, which is contained within the amended Registration Statement on Form S-4 filed by MutualFirst with the SEC on April 25, 2008, because it contains important information about MutualFirst, MFB and the proposed transaction. The joint proxy statement/prospectus, and other documents relating to the merger filed by MutualFirst and MFB, can be obtained free of charge from the SEC's website at www.sec.gov.   These documents also can be obtained free of charge by accessing MutualFirst's website at www.mfsbank.com. Alternatively, these documents can be obtained free of charge from MutualFirst upon written request to MutualFirst Financial, Inc., Secretary, 110 E. Charles St., Muncie, Indiana 47305 or by calling (765) 747-2800, or from MFB, upon written request to MFB Corp., Secretary, 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545 or by calling (574) 277-4200.